Verisign Reports Fourth Quarter and Full Year 2025 Results

RESTON, VA - Feb. 5, 2026 - VeriSign, Inc. (NASDAQ: VRSN), a global provider of critical internet infrastructure and domain name registry services, today reported financial results for the fourth quarter and full year 2025.

Fourth Quarter Financial Results
VeriSign, Inc. and subsidiaries (“Verisign”) reported revenue of $425 million for the fourth quarter of 2025, up 7.5 percent from the same quarter in 2024. Operating income was $285 million for the fourth quarter of 2025, compared to $264 million for the same quarter of 2024. Verisign reported net income of $206 million and diluted earnings per share (diluted “EPS”) of $2.23 for the fourth quarter of 2025, compared to net income of $191 million and diluted EPS of $2.00 for the same quarter in 2024.

2025 Financial Results
Verisign reported revenue of $1.66 billion for 2025, up 6.4 percent from 2024. Operating income was $1.12 billion for 2025 compared to $1.06 billion in 2024. Verisign reported net income of $826 million and diluted EPS of $8.81 for 2025, compared to net income of $786 million and diluted EPS of $8.00 in 2024.

“In 2025, we extended our track record of providing 100 percent availability for .com and .net domain name resolution to 28 years, saw strong domain growth, and returned over $1.1 billion to our shareholders. Also, today we announced a 5.2% increase in our dividend to $0.81 per share,” said Jim Bidzos, Executive Chairman and Chief Executive Officer.

Financial Highlights

•Verisign ended 2025 with cash, cash equivalents, and marketable securities of $581 million, a decrease of $19 million from year-end 2024.
•Cash flow from operations was $290 million for the fourth quarter of 2025 and $1,091 million for the full year of 2025 compared with $232 million for the same quarter in 2024 and $903 million for the full year of 2024.
•Deferred revenues as of Dec. 31, 2025, totaled $1.38 billion, an increase of $80 million from year-end 2024.
•During the fourth quarter of 2025, Verisign repurchased 1.0 million shares of its common stock for $251 million. During the full year of 2025, Verisign repurchased 3.4 million shares of its common stock for $859 million. As of Dec. 31, 2025, there was $1.08 billion remaining for future share repurchases under the share repurchase program, which has no expiration date.
•On February 3, 2026, Verisign’s Board of Directors approved a 5.2% increase in the quarterly dividend to $0.81 per share of Verisign’s outstanding common stock to stockholders of record as of the close of business on February 19, 2026, payable on February 27, 2026.

Business Highlights

•Verisign ended the fourth quarter of 2025 with 173.5 million .com and .net domain name registrations in the domain name base, a 2.6 percent increase from the end of the fourth quarter of 2024, and a net increase of 1.58 million registrations during the fourth quarter of 2025.
•In the fourth quarter of 2025, Verisign processed 10.7 million new domain name registrations for .com and .net, as compared to 9.5 million for the same quarter in 2024.
•The final .com and .net renewal rate for the third quarter of 2025 was 75.4 percent compared to 72.2 percent for the same quarter in 2024. Renewal rates are not fully measurable until 45 days after the end of the quarter.

Today’s Conference Call
Verisign will host a live conference call today at 4:30 p.m. (EST) to review the fourth quarter and full year 2025 results. The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (646) 769-9200 (international), conference ID: Verisign. A listen-only live web cast of the conference call and accompanying slide presentation will also be available at https://investor.verisign.com. An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This news release and the financial information discussed on today’s conference call are available at https://investor.verisign.com.

About Verisign
Verisign (NASDAQ: VRSN), a global provider of critical internet infrastructure and domain name registry services, enables internet navigation for many of the world’s most recognized domain names. Verisign helps enable the security, stability, and resiliency of the Domain Name System and the internet by providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce. To learn more please visit verisign.com.

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934 as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, attempted security breaches, cyber-attacks, and DDoS attacks against our systems and services; the introduction of undetected or unknown defects in our systems or services; vulnerabilities in the global routing system; system interruptions or system failures; damage or interruptions to our data centers, data center systems or resolution systems; risks arising from our operation of root servers and our performance of the Root Zone Maintainer functions; any loss or modification of our right to operate the .com and .net gTLDs; changes or challenges to the pricing provisions of the .com Registry Agreement; new or existing governmental laws and regulations in the U.S. or other applicable non-U.S. jurisdictions; new laws, regulations, directives or ICANN policies that require us to obtain and maintain personal information of registrants; economic, legal, regulatory, and political risks associated with our international operations; unfavorable changes in, or interpretations of, tax rules and regulations; risks from the implementation of ICANN’s consensus and temporary policies, technical standards and other processes; the weakening of, or changes to, the multi-stakeholder model of internet governance; the outcome of claims, lawsuits, audits or investigations; challenging economic conditions; our ability to compete in the highly competitive business environment in which we operate; changes in internet practices and behavior and the adoption of substitute technologies, or the negative impact of wholesale price increases; our ability to expand our services into developing and emerging economies; our ability to maintain strong relationships with registrars and their resellers; our ability to attract, retain and motivate highly skilled employees; the continuity of our quarterly dividend; our ability to protect and enforce our intellectual property rights; challenges from the use of AI technology by third-parties or us; and the impact on our stock price from the dissemination of false or misleading information by unrelated third parties. More information about potential factors that could affect our business and financial results is included in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended Dec. 31, 2025 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Verisign undertakes no obligation to update any of the forward-looking statements after the date of this announcement.

Contacts
Investor Relations: David Atchley, datchley@verisign.com, 703-948-3447
Media Relations: David McGuire, davmcguire@verisign.com, 703-948-3800

©2026 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.

VERISIGN, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except par value)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$307.9	$206.7
Marketable securities	272.6	393.2
Other current assets	72.0	63.9
Total current assets	652.5	663.8
Property and equipment, net	213.7	224.5
Goodwill	52.5	52.5
Deferred tax assets	233.2	281.3
Deposits to acquire intangible assets	145.2	145.0
Other long-term assets	28.8	39.4
Total long-term assets	673.4	742.7
Total assets	$1,325.9	$1,406.5
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$298.0	$257.8
Deferred revenues	1,035.1	973.5
Current senior notes	—	299.8
Total current liabilities	1,333.1	1,531.1
Long-term deferred revenues	349.4	330.7
Long-term senior notes	1,788.2	1,492.5
Long-term tax and other liabilities	9.4	10.1
Total long-term liabilities	2,147.0	1,833.3
Total liabilities	3,480.1	3,364.4
Commitments and contingencies
Stockholders’ deficit:
Preferred stock—par value $.001 per share; Authorized shares: 5.0; Issued and outstanding shares: none	—	—
Common stock and additional paid-in capital—par value $.001 per share; Authorized shares: 1,000.0; Issued shares: 355.6 at December 31, 2025 and 355.2 at December 31, 2024; Outstanding shares: 91.9 at December 31, 2025 and 95.0 at December 31, 2024	9,623.5	10,645.3
Accumulated deficit	(11,775.0)	(12,600.7)
Accumulated other comprehensive loss	(2.7)	(2.5)
Total stockholders’ deficit	(2,154.2)	(1,957.9)
Total liabilities and stockholders’ deficit	$1,325.9	$1,406.5

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$425.3	$395.4	$1,656.6	$1,557.4
Costs and expenses:
Cost of revenues	49.0	48.4	196.3	191.4
Research and development	26.5	24.9	103.6	96.7
Selling, general and administrative	65.0	58.3	235.7	211.1
Total costs and expenses	140.5	131.6	535.6	499.2
Operating income	284.8	263.8	1,121.0	1,058.2
Interest expense	(18.9)	(18.8)	(77.0)	(75.3)
Non-operating income, net	5.2	3.1	24.5	39.0
Income before income taxes	271.1	248.1	1,068.5	1,021.9
Income tax expense	(64.9)	(56.6)	(242.8)	(236.2)
Net income	206.2	191.5	825.7	785.7
Other comprehensive (loss) income	—	(0.1)	(0.2)	0.1
Comprehensive income	$206.2	$191.4	$825.5	$785.8

Earnings per share:
Basic	$2.23	$2.00	$8.83	$8.01
Diluted	$2.23	$2.00	$8.81	$8.00
Shares used to compute earnings per share
Basic	92.4	95.6	93.5	98.1
Diluted	92.6	95.7	93.8	98.2

VERISIGN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$825.7	$785.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	31.2	36.9
Stock-based compensation expense	69.7	61.1
Amortization of discount on investments in debt securities	(11.6)	(21.1)
Other, net	6.5	3.6
Changes in operating assets and liabilities:
Other assets	(1.4)	(12.4)
Other liabilities	42.7	(28.9)
Deferred revenues	80.2	58.1
Net deferred income taxes	48.1	19.6
Net cash provided by operating activities	1,091.1	902.6
Cash flows from investing activities:
Proceeds from maturities and sales of marketable securities	704.3	1,195.1
Purchases of marketable securities	(572.2)	(880.7)
Purchases of property and equipment	(22.8)	(28.1)
Other investing activities	(0.2)	—
Net cash provided by investing activities	109.1	286.3
Cash flows from financing activities:
Repurchases of common stock	(881.6)	(1,225.6)
Repayment of borrowings	(500.0)	—
Proceeds from senior note issuance, net of issuance costs	493.3	—
Payment of dividends	(215.2)	—
Proceeds from employee stock purchase plan	12.3	12.3
Payment of excise tax on repurchases of common stock	(11.6)	(8.2)
Net cash used in financing activities	(1,102.8)	(1,221.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(0.8)
Net increase (decrease) in cash, cash equivalents and restricted cash	97.4	(33.4)
Cash, cash equivalents, and restricted cash at beginning of period	212.1	245.5
Cash, cash equivalents, and restricted cash at end of period	$309.5	$212.1